  Exhibit 10.5

AMENDMENT NO. 2 TO
SECURITIES PURCHASE AGREEMENT

This Amendment (this “Amendment”) to the Securities Purchase Agreement dated as of September 9, 2016 (the “Agreement”) is made and entered into effective as of January 24, 2017 (the “Effective Date”), by and among root9B Holdings, Inc. (f/k/a root9B Technologies, Inc.), a Delaware corporation (the “Company”) and the Purchasers listed on Exhibit A of the Agreement (the “Investors”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.
WHEREAS, Section 9(g) of the Agreement provides that any term of the Agreement may be amended, waived or modified only with the written consent of the Company and the holders of a majority of the aggregate principal amount of the Notes then outstanding (the “Majority Note Holders”), provided that such amendment does not impose any additional liability or financial obligations on the Purchasers.
WHEREAS, the Company and the Majority Note Holders each desire to amend the Agreement, and hereby agree that it is in the best interest of the Company to amend the Agreement, as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:
1. Extension of the Agreement. Section 2(c)(ii) of the Agreement is hereby amended, restated and replaced in its entirety with the following:
“After the Initial Closing, the Company may sell and issue additional Notes (and Warrants, until the earlier of (i) March 31, 2017 or (ii) such time as the aggregate principal amount of the Notes issued pursuant to the terms of this Agreement equals a total of $10,000,000.00; provided, however, that the Board of Directors of the Company may close the offering contemplated by this Agreement at any time, in its sole discretion. All such sales shall be made on the terms and conditions set forth in this Agreement and shall be on such dates and at such times as shall be agreed upon by the Company and such additional Purchasers (the Initial Closing and each such date shall be a “Closing” hereunder). Effective upon delivery of an executed copy of this Agreement by such persons or entities, any notes and warrants sold pursuant to this Section 2(c)(ii) shall be deemed to be “Notes” and “Warrants,” respectively, for all purposes under this Agreement, and any purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.”
2. Approval of this Amendment. By their signatures below, the undersigned parties hereby adopt this Amendment.
3. Further Assurances. Each party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Amendment.

4. Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
5. Continued Validity. Except as otherwise expressly provided herein, the Agreement shall remain in full force and effect.
6. Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and such counterparts may be executed and delivered electronically.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.
ROOT9B HOLDINGS, INC. By: /s/ Dan Wachtler Name: Dan Wachtler Title: President & Chief Operating Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the Effective Date.
INVESTOR: By: By: _____________________________ Name: Its: